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                                                             Exhibit (10)(b)(ii)



                               SECOND AMENDMENT
                                    TO THE
                       McDONALD'S PROFIT SHARING PROGRAM

     The McDonald's Profit Sharing Program, as amended and restated effective November 1, 1998 (the "Program"), and amended thereafter effective June 1, 2000, is hereby further amended, effective January 1, 2001, unless otherwise indicated, as follows:

                                      I.

     Effective January 1, 1998, the Program shall be amended by substituting for the word "Donoto's" in each place it appears the word "Donatos."

                                      II.

     Sections 1.2(a) and 1.2(b) shall be amended by inserting "(also known as "Donatos") or Boston Chicken Corporation" immediately after "McG Restaurant Operations, Inc." and before the semicolon (";") at the end of each section.

                                     III.

     Section 1.23 shall be amended by inserting "("Donatos") and Boston Chicken Corporation each" immediately after "McG Restaurant Operations, Inc." in the last sentence thereof.

                                      IV.

     Section 1.25 shall be amended in its entirety to read as follows:

     1.25 "Entry Date" means the first day of each calendar month in the Plan
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Year.

                                      V.

     Effective, July 1, 2000, two new subparagraphs shall be added to the end of
Section 1.31(b) to read as follows:

          (7) Each individual who became an Employee of the Company, Golden Restaurant Operations, Inc. (now known as "Boston Chicken Corporation"), a Subsidiary or a Commonly Controlled Entity, as a result of the acquisition of Boston Chicken, Inc. and its affiliates ("Boston Chicken") as of May 26, 2000 shall be credited with Hours of Service under the Program as of July 1, 2000, for their service with Boston Chicken for periods after June 30, 1998 to the date such individual first became an Employee. In determining the Hours of Service to be credited to Employees who receive credit for
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          Hours of Service as a result of the acquisition of Boston Chicken, the
          Plan Administrator shall rely on available information and, as necessary, shall make good faith estimates based upon available information and records.

          (8) Each individual who became an Employee of the Company, Boston Market Corporation, a Subsidiary or a Commonly Controlled Entity, who was formerly an employee of Platinum Rotisserie, LLC ("Platinum") shall be credited with Hours of Service under the Program as of January 1, 2001, for their service with Platinum or with Boston Chicken for periods after June 30, 1998 to the date such individual first became an Employee. In determining the Hours of Service to be credited to Employees who receive credit for Hours of Service as a result of the acquisition of Platinum, the Plan Administrator shall rely on available information and, as necessary, shall make good faith estimates based upon available information and records.

                                      VI.

     Section 1.44(a) shall be amended in its entirety to read as follows:

               (a)  "Participant Elected Matched Contributions", which means the
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          amount of Participant Elected Contributions for an Active Participant
          for a Plan Year made with respect to Hours of Service in that Plan Year after the date such Participant has completed one Year of Eligibility Service up to the percentage of such Active Participant's Considered Compensation specified under Sections 4.3(a)(1), 4.3(a)(2) or 4.3(a)(3), as applicable to such Active Participant.

                                     VII.

     Section 1.44(b) shall be amended in its entirety to read as follows:

               (b)  "Participant Elected Unmatched Contributions", which means
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          (1) the amount of Participant Elected Contributions for a Plan Year made on behalf of an Active Participant who is participating pursuant to Section 2.1(b) with respect to Hours of Service in that Plan Year prior to the Entry Date coinciding with or next following the date the Participant has completed one Year of Eligibility Service and (2) the amount of Participant Elected Contributions for an Active Participant for a Plan Year above the percentage of a Participant's Considered Compensation specified under Sections 4.3(a)(1), 4.3(a)(2) or 4.3(a)(3), as applicable to such Active Participant.

                                     VIII.

     Section 2.1 shall be amended to read as follows:

          2.1  Participation.
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               (a)  Each person who was a Participant under the provisions of the McDonald's Corporation Profit Sharing Program on the day before the Effective Date, shall continue to be a Participant hereunder.

               (b) Each Employee of the Company who is a staff employee, executive employee or store manager who is regularly scheduled to work at least 20 hours per week

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          shall become a Participant in the Program on the first Entry Date coinciding with or next following the later of (i) the date Employee attains age 21 or (ii) the date Employee completes one full calendar month of service after his first Hour of Service; provided that until the Entry Date coinciding with or next following the date such Participant completes one Year of Eligibility Service, participation shall be limited solely to making Participant Elected Unmatched Contributions. Participant shall become eligible for remaining portions of the Program (including, but not limited to, making Participant Matched Contributions) in accordance with subsection (c), below.

               (c) Each Employee shall become a Participant in the Program on the first Entry Date coinciding with or next following the date he completes one Year of Eligibility Service and attains age 21; provided that (1) each Participant who is not an employee of McG Restaurant Operations, Inc. ("Donatos") or Boston Chicken Corporation and who is a certified swing manager, primary maintenance employee, crew member or other store hourly employee shall become a Participant solely for purposes of the Profit Sharing and the McDESOP portions of the Program and for the purposes of (A) making Participant Elected Contributions or (B) receiving allocations of LESOP Employer Matching Allocations pursuant to Section 6.3(c) and LESOP Employer Matching Contributions made pursuant to Section 4.1(b) and (2) each Participant who is an employee of McG Restaurant Operations, Inc. ("Donatos") or Boston Chicken Corporation shall be an Active Participant solely for purposes of (A) making Participant Elected Contributions or (B) receiving LESOP Employer Matching Allocations made pursuant to Section 6.3(c) or LESOP Employer Matching Contributions pursuant to Section 4.1(b) and making Rollover Contributions to the Program.

               (d) Admission to participation in the Program shall only be made when an Employee is not on an Authorized Leave of Absence or serving with the Armed Forces of the United States.

               (e) Each Participant shall continue to be a Participant for purposes other than being an Active Participant as provided in Sections 1.2(a), 1.2(b) and 1.2(c) until the later of (a) the date he incurs a Termination of Employment or has a Break in Service and (b) the date his entire vested Net Balance Account has been paid from the Trust.

               (f) Notwithstanding the foregoing, each Participant is a participant only with respect to the portions of the Program and the types of contributions which have been adopted by his Employer and no additional Participants shall enter the Stock Sharing portion of the Plan.

                                      IX.

     Section 2.3 shall be amended by adding the following as a new paragraph at the end thereof,

     "Notwithstanding any provision in this Section 2.3 to the contrary, in accordance with Section 2.1(b), each Employee who is at least age 21 and resumes employment with the Company as a staff employee, executive employee or store manager and who is regularly scheduled to work at least 20 hours per week, shall, on the first Entry Date coinciding with or next following the date he resumes employment, become a Participant in the Program; provided that such participation shall be limited solely to making Participant Elected Unmatched Contributions until such Participant otherwise satisfies the requirements of the first paragraph of this Section 2.3."

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                                      X.

     The second sentence of Section 4.3(a) shall be amended by inserting "("Donatos") or Boston Chicken Corporation" immediately following "McG Restaurant Operations, Inc." therein.

                                      XI.

     Section 5.1 shall be amended to read as follows:

          5.1  Participant Elected Contributions.
               ---------------------------------

               (a) Each Active Participant, who has completed one Year of Eligibility Service and who is employed by an Employer, shall have his Considered Compensation reduced for each Plan Year or designated portion of a Plan Year by an amount equal to the Specified Participant Elected Matched Contribution percentage for the Plan Year or designated portion of a Plan Year, as provided in Section 4.3(a), which amount his Employer shall contribute to the McDESOP Trust on the Participant's behalf as a Participant Elected Matched Contribution, unless the Participant shall elect, on such form, at such time and in such manner as the Committee shall specify, not to have his Considered Compensation so reduced or (subject to the minimum and maximum amounts of reduction specified for the Plan Year pursuant to Section 4.3(a)) reduced by a lesser or greater amount.

               (b) Each Active Participant who is an Employee of the Company and is a staff employee, executive employee or store manager who is participating in the Program pursuant to Section 2.1(b) prior to completing one Year of Eligibility Service, shall have his Considered Compensation reduced by the same percentage of his Considered Compensation as is designated for the Specified Participant Elected Matched Contribution for each Plan Year or designated portion of a Plan Year prior to completion of one Year of Eligibility Service and his Employer shall contribute such amount to the McDESOP Trust on the Participant's behalf as a Participant Elected Unmatched Contribution, unless the Participant shall elect in accordance with (a) above on such form, at such time and in such manner as the Committee shall specify, not to have his Considered Compensation so reduced. In addition, each such Active Participant may elect in writing on forms approved by the Committee to have his Employer contribute to the McDESOP Trust on the Participant's behalf as additional Participant Elected Unmatched Contributions an amount equal to any additional amount by which the Participant elects to have his Considered Compensation reduced; provided that such amount may not exceed seven percent (7%) of his Considered Compensation for a Plan Year.

               (c) Each Active Participant may elect in writing on forms approved by the Committee to have his Employer contribute to the McDESOP Trust on the Participant's behalf as Participant Elected Unmatched Contributions an amount equal to any additional amount by which the Participant elects to have his Considered Compensation reduced (which election may be a larger percentage for certain portions of Considered Compensation during a Plan Year, e.g. bonus, and a smaller percentage for other portions of Considered Compensation, e.g. salary, as the Committee shall permit), provided that such amount may not exceed seven percent (7%) of his Considered Compensation for a

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          Plan Year and further provided that an Active Participant may elect
          Participant Elected Unmatched Contributions as provided above regardless of whether the Participant is making Participant Elected Matched Contributions pursuant to (a), above, for that period. The Committee may from time to time establish general policies requiring Participants to elect to make Participant Elected Matched Contributions pursuant to (a), above up to a specified level before electing any Participant Elected Unmatched Contributions.

               (d) Except as otherwise specifically provided herein, a Participant may make, change or revoke a Compensation reduction election at such times and in such manner as the Committee may permit, provided that any such election, change or revocation shall apply solely to Considered Compensation, which is not currently available to the Participant as of the date of such election, change or revocation. The Compensation reduction election by the Active Participant which is in accordance with the Program shall continue in effect, notwithstanding any change in Considered Compensation, until he shall change such Compensation reduction election or until he shall cease to be an Active Participant. If a Participant has an election pursuant to the McDonald's 1989 Executive Equalization Plan ("McCap I") or the McDonald's Supplemental Employee Benefit Equalization Plan ("McCap II") in effect for a calendar year, the Participant's Compensation reduction election hereunder may not be changed for such year but may only be changed before the beginning of the following Plan Year for such Plan Year. Each Employer shall make Participant Elected Contributions to the Trustee on behalf of each Active Participant employed by the Employer in the amount by which the Participant's Considered Compensation was reduced pursuant to this Section 5.1.

                                     XII.

     Section 11.1 shall be amended by adding the following new subparagraph at the end thereof:

               "(f)      A Participant shall be entitled to elect to receive in-
          service withdrawals from Profit Sharing Accounts, LESOP Accounts and LESOP Diversification Account as provided in Section 11.16(d)."

                                     XIII.

     Section 11.16 shall be amended by adding the following new subparagraph at the end thereof:

               "(d) Profit Sharing Account, LESOP Accounts and LESOP
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          Diversification Account. After sixty (60) months as a Participant in
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          the Program, a Participant may, by providing written notice to the
          Committee in such form and in accordance with such rules or procedures as the Committee shall designate, elect to have distributed to him in cash or in shares of common stock of the Company any amount up to but not exceeding seventy-five percent (75%) of such Participant's vested account balance from Participant's Profit Sharing Account, LESOP Accounts and LESOP Diversification Account determined based on the value as of the Valuation Date immediately preceding the date such written notice is received by the Committee. The Committee may, from time to time, establish such rules and procedures as it deems appropriate to administer or limit withdrawals under this Section 11.16(d); provided, however, that in no event shall a Participant be permitted to make more than one withdrawal per Plan Year. To the extent administratively feasible the period of notice required for withdrawal or distribution can

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          be relaxed, reduced or eliminated upon appropriate request to the
          Committee. However, it is anticipated that distributions will normally be made within 30 to 90 days of the date the Participant's notice is received.

                                     XIV.

     Except as herein amended, the Plan shall remain in full force and effect.

     Executed in multiple originals this 21st day of December 2000.


                                              McDONALD'S CORPORATION


                                              By: /s/ Stanley R. Stein
                                                 --------------------------
                                                    Stanley R. Stein
                                              Its:  Executive Vice President

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